EXHIBIT 99.1


                                                                  EXECUTION COPY


                                 OMI CORPORATION

                                  COMMON STOCK

                           (PAR VALUE $.50 PER SHARE)

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                             UNDERWRITING AGREEMENT

                                                                   June 24, 2004

Goldman, Sachs & Co.
As representative of the several Underwriters named in Schedule I hereto
85 Broad St.
New York, New York 10004

     Ladies and Gentlemen:

     OMI Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in
     Schedule I hereto (the "Underwriters") an aggregate of 9,000,000 shares and, at the election of the Underwriter, up to 1,350,000 additional shares of Common Stock, par value $.50 per share (the "Stock"), of the Company. The aggregate of 9,000,000 shares to be sold by the Company is herein called the "Firm Shares" and the aggregate of up to 1,350,000 additional shares to be sold by the Company is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

     1. (a) The Company represents and warrants to, and agrees with the Underwriters that:

     (i) A registration statement on Form S-3 (File No. 333-105195) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than (i) a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, and (ii) prospectus supplements filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you, no other document with respect to the Initial Registration Statement as amended through the date hereof or document incorporated by reference therein has heretofore been filed with the

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     Commission;  and no stop order suspending the  effectiveness of the Initial
     Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective as amended through the date of this Agreement or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are
     hereinafter   collectively   called  the  "Registration   Statement";   the
     prospectus supplement specifically relating to the Shares in the form first filed pursuant to Rule 424(b) under the Act, together with the prospectus
     included  in  the  Registration   Statement,   is  hereinafter  called  the
     "Prospectus"; any reference herein to any Prospectus shall be deemed to refer to and include the documents filed after the date of such prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement);

     (ii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

     (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the


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     Prospectus,  in light of the circumstances  under which they were made) not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

     (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus material to the Company and its subsidiaries taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus;

     (v) Each of the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (including each of the vessels listed in the Prospectus) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole;

     (vi) Each of the Company and its subsidiaries have been duly incorporated or formed and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdictions;

     (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; Schedule II hereto constitutes a full and complete list of each direct or indirect subsidiary of the Company; and all of the issued shares of capital stock of each subsidiary of the Company or membership interests, as the case may be, have been duly and validly authorized and



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     issued,  are fully  paid and  non-assessable  and  (except  as set forth on
     Schedule II and except for directors' qualifying shares or interests where applicable) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than those related to pledges of membership interests under the Credit Agreements (as defined in Annex A of this Agreement);

     (viii) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

     (ix) The issue and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or organizational documents of any of its subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

     (x) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation, Certificate of Formation, By-laws or Limited Liability Company Agreement (as applicable) or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

     (xi) The Company and each of its subsidiaries carry insurance covering their respective vessels (including those vessels participating in commercial alliances), properties, operations, personnel and businesses, in such amounts and covering such risks as is adequate for the conduct of its business and is customary to its business. The Company and each of its subsidiaries also maintain appropriate levels of environmental damage and pollution insurance coverage, consistent with standard industry practice. None of the Company or any of its subsidiaries has received written notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance;


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     (xii)     The Company and each of its  subsidiaries  (i) are in  compliance with any and all  applicable  foreign,  federal,  state and local  laws and
     regulations,   international  conventions  and  treaties  relating  to  the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (including petroleum and petroleum byproducts) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses,
     authorizations   or   approvals,   except  for  such   noncompliance   with
     Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses, authorizations or approvals that would not, individually or in the aggregate, have a Material Adverse Effect;

     (xiii) There has been no event in connection with the storage, transportation or handling of, and no treatment, generation, disposal, discharge, emission or other release of, any kind of any toxic or hazardous substances or wastes, including petroleum and any petroleum products or byproducts, due to, caused by or otherwise relating to the operations of the Company or any of its subsidiaries or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

     (xiv) In the ordinary course of its business, the Company identifies and evaluates costs and liabilities associated with the effect of Environmental Laws on the business, operations, and properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). The Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect;

     (xv) There are no holders of securities of the Company which by reason of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, have the right to request or demand that the Company register under the Act any of their securities in connection with the Registration Statement, except for any such rights that have been effectively waived in writing so as not to be exercisable in connection with the registration, offer or sale of the Shares;

     (xvi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

     (xvii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject


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     which, if determined  adversely to the Company or any of its  subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (xviii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); (xix) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

     (xx) Deloitte & Touche LLP, which has certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

     (xxi) The financial statements included or incorporated by reference in the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein. All non-GAAP financial information included in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and

     (xxii)    Each of the  Company  and its  subsidiaries  maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

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     2.        Subject to the terms and  conditions  herein  set forth,  (a) the
     Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per share of $11.34, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and
     (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by Goldman, Sachs & Co. so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase at their election up to 1,350,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus, including the terms set forth under "Description of Capital Stock."

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on June 29, 2004 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice

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     given by  Goldman,  Sachs & Co. of the  Underwriters'  election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 (the "Closing Location"), and the Shares will be delivered at the office of DTC or its designated custodian (the "Designated Office"), all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5.        The Company agrees with each of the Underwriters:

     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b); without your prior approval after reasonable notice, to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;


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


     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) As soon as practicable, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities without the prior written consent of Goldman, Sachs & Co.; provided that such restriction shall not apply to (i) securities issued pursuant to employee stock option or incentive plans (including, as applicable, pursuant to an effective sales plan under Rule 10b5-1 of the Securities Exchange Act of
     1934)
     existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date hereof, (ii) offers made to the shareholders of Stelmar Shipping Ltd. ("Stelmar") pursuant to a tender or exchange offer or merger for all or substantially all of the capital stock of Stelmar, (iii) the transactions contemplated by that certain underwriting agreement dated as of the date hereof between the Company and the Underwriters in connection with the issue and sale by the Company of 2,000,000 shares of Stock and (iv) securities issued in connection with the purchase of assets or stock by the Company or any of its subsidiaries to the extent that the aggregate market value of such securities does not exceed 10% of the market capitalization of the Company as of the date hereof (giving effect to the offering contemplated hereby); provided further that in the case of clause (iv), the recipients of such securities shall have entered into a lock-up agreement substantially in the form of Exhibit A hereto;

     (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

     (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

     (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange;

     (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

     (k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); PROVIDED, HOWEVER, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the
     Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar and (viii) all other costs and expenses in connection with the issuance and distribution of the securities being registered not otherwise specifically provided for in this Section. Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Company agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood that except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement;

     no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information relating to the Registration Statement on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in a customary form and substance as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Coudert Brothers LLP, counsel for the Company, shall have furnished to you its written opinion, dated the Time of Delivery, in form and substance satisfactory to you, substantially to the effect that:

     (i)       Based  solely  on  certificates   of  public   officials  in  the
     appropriate jurisdiction, the Company has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

     (ii) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position stockholders' equity or results of operations of the Company and its subsidiaries; and, to such counsel's knowledge, no such proceedings are threatened by governmental authorities;

     (iii) Each subsidiary of the Company listed on Annex A to this opinion is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation;

     (iv) The issue and sale of the Shares being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the Credit Agreements to which the Company or by which the Company is bound;

     (v) No consent, approval, authorization, order, registration or qualification of or with any New York, Delaware or U.S. federal court or governmental agency or body (except for any maritime or admiralty agency or body) is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

     (vi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

     (vii) The Company is not an "investment company", as such term is defined in the Investment Company Act of 1940;

     (viii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial data included therein or omitted therefrom and the statistical information relating to the tanker industry included therein, or omitted therefrom, in each case, as to which we express no belief), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

     (ix) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data included therein or omitted therefrom and the statistical information relating to the tanker industry included therein, or omitted therefrom, in each case, as to which such counsel expresses no belief) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (vi) of this
     Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data included therein or omitted therefrom and the statistical information relating to the tanker industry included therein, or omitted therefrom, in each case, as to which such counsel expresses no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data included therein or omitted therefrom and the statistical information relating to the tanker industry included therein, or omitted therefrom, in each case, as to which such counsel expresses no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of

     Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data included therein or omitted therefrom and the statistical information relating to the tanker industry included therein, or omitted therefrom, in each case, as to which such counsel expresses no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

     (d) Fredric S. London, general counsel for the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

     (i) The issue and sale of the Shares and the compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions therein contemplated will not conflict with or result in any breach of or violation of any of the terms or provisions of, or constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Articles of Incorporation, Certificate of Formation, By-laws, Limited Liability Company Agreement, or similar organizational document, as applicable, of the Company or any of the subsidiaries; or (iii) to the best of such counsel's knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and

     (ii) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation, Certificate of Formation, By-laws or Limited Liability Company Agreement or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

     (e) Dennis J. Reeder, Attorney-At-Law, counsel for the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

     (ii) The Company's authorized capitalization is 150,000,000 shares and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus.

     (iv) Each subsidiary of the Company formed under the laws of the Republic of the Marshall Islands (the "M.I. Subsidiaries") has been duly formed and is validly existing as a limited liability company in good standing under the laws of the Republic of the Marshall Islands; and all of the membership interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than those related to pledges of membership interests under the Credit Agreements;

     (v) This Agreement, has been duly authorized, executed and delivered by the Company;

     (vi) The issue and sale of the Shares and the compliance by the Company and the M.I. Subsidiaries with all of the provisions this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any violation of the provisions of the Articles of Incorporation, Certificate of Formation, By-laws, Limited Liability
     Company Agreement, or similar organizational document, as applicable, of the Company or any of the M.I. Subsidiaries.

     (vii) The laws of the Republic of the Marshall Islands applicable therein permit an action to be brought in a court of competent jurisdiction in the Republic of the Marshall Islands on a final and conclusive judgment in personam of a United States Federal court or a court of the State of New York sitting in the Borough of Manhattan in The City of New York (the "New York Court"), respecting the enforcement of the Shares or this Agreement, that is not impeachable as void or voidable under the laws of the State of New York and that is for a sum certain in money if:

     (A) the New York Court that rendered such judgment has jurisdiction over the judgment debtor, as recognized by the courts of the Republic of the Marshall Islands and in accordance with its conflict of laws rules (and submission by the Company in the Underwriting Agreement to the jurisdiction of the New York Court will be sufficient for this purpose);

     (B) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Republic of the Marshall Islands applicable therein;

     (C) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, public or penal laws;

     (D) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the Republic of the Marshall Islands; and

     (E) the action to enforce such judgment is commenced within six years after the date of such judgment.

     To the best of such counsel's knowledge, under present laws of the Republic of the Marshall Islands there is no reason to believe that a court in the Republic of the Marshall Islands would avoid recognition of a judgment of a New York Court under this Agreement or on the Shares based upon a reasonable interpretation of public policy.

     (f) There shall have been delivered to you agreements executed by all the directors and executive officers of the Company in the form of the lock-up agreement attached hereto as Exhibit A;

     (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

     (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the consolidated capital stock, or long-term debt of the
     Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and
     (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the exchanges on which such securities trade; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (k) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

     (l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

     (m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of an officer of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery in all material respects, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section.

     8. (a) The Company will indemnify and hold harmless each Underwriter from and against any losses, claims, damages or liabilities to which any Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c)       Promptly after receipt by an indemnified  party under  subsection
     (a) or  (b)  above  of  notice  of the  commencement  of any  action,  such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then you shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that they have arranged for the purchase of such Shares, you or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     11. If for any reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by you in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to you in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at 85 Broad Street, New York, New York, 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
     Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, and the Company and, to the extent provided in
     Section 8 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

     13. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

     15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     16. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

     17. The Company hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, NY 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

                If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof for the Company plus one counterpart hereof for each counsel, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.

                                Very truly yours,

                                OMI CORPORATION,

                                 By:          /s/ Kathleen C. Haines
                                     -------------------------------------------
                                      Name:  Kathleen C. Haines
                                     Title:  Senior Vice President, Chief
                                     Financial Officer and Treasurer

Accepted as of the date hereof:




     /s/ Goldman, Sachs & Co.
-----------------------------------------------
         (Goldman, Sachs & Co.)

================================================================================
                                                     SCHEDULE I

                                                                                                      NUMBER OF
                                                                                                       OPTIONAL
                                                                                 TOTAL              SHARES TO BE
                                                                               NUMBER OF            PURCHASED IF
                                                                              FIRM SHARES              MAXIMUM
                                                                                TO BE                   OPTION
                              UNDERWRITER                                     PURCHASED               EXERCISED
                              -----------                                     ----------              ----------

     Goldman, Sachs & Co............................................           7,875,000              1,181,250

     Dahlman Rose Weiss, LLC........................................           1,125,000                168,750
                                                                               ---------              ---------
     Total..........................................................           9,000,000              1,350,000
                                                                               =========              =========

                                   SCHEDULE II

  (All subsidiaries are 100% owned directly or indirectly except as indicated)

     COMPANY                                            JURISDICTION
     -------                                            ------------
     Alliance Chartering LLC (50%)                      Marshall Islands
     Alma Shipping LLC                                  Marshall Islands
     Amazon Shipping LLC                                Marshall Islands
     Amazon Transport Inc.                              Liberia
     Ashley Shipping LLC                                Marshall Islands
     Bandar Ayu Shipping LLC                            Marshall Islands
     Charente Shipping LLC                              Marshall Islands
     Colorado Shipping LLC                              Marshall Islands
     Columbia Shipping LLC                              Marshall Islands
     Dakota Shipping LLC                                Marshall Islands
     Danube Shipping LLC                                Marshall Islands
     Delaware Shipping LLC                              Marshall Islands
     Elbe Shipping LLC                                  Delaware, USA
     Elbe Shipping LLC                                  Marshall Islands
     Fox Shipping LLC                                   Marshall Islands
     Ganges Shipping LLC                                Marshall Islands
     Garonne Shipping LLC                               Marshall Islands
     Gemini Tankers LLC                                 Marshall Islands
     Guadalupe Shipping LLC                             Marshall Islands
     Hudson Shipping LLC                                Marshall Islands
     International Product Carriers LLC                 Delaware, USA
     (50%)
     International Product Carriers Ltd.                Bermuda
     (50%)
     Isere Shipping LLC                                 Marshall Islands
     Laurel Shipping LLC                                Marshall Islands
     Limar Shipping LLC                                 Marshall Islands
     Loire Shipping LLC                                 Marshall Islands

     COMPANY                                            JURISDICTION
     -------                                            ------------
     Madison Shipping LLC                               Marshall Islands
     Marne Shipping LLC                                 Marshall Islands
     Mendala II Transport Inc.                          Liberia
     Moselle Shipping LLC                               Marshall Islands
     Neches Shipping LLC                                Marshall Islands
     Nile Shipping LLC                                  Marshall Islands
     Ohio Shipping LLC                                  Marshall Islands
     OMI Marine Services LLC                            Delaware, USA
     Orontes Shipping LLC                               Marshall Islands
     Orontes Shipping Ltd.                              Malta
     Ottawa Shipping LLC                                Marshall Islands
     Pagoda Shipping LLC                                Marshall Islands
     Patricia Shipping LLC                              Marshall Islands
     Paulina Shipping LLC                               Marshall Islands
     Pecos Shipping LLC                                 Marshall Islands
     Potomac Shipping LLC                               Marshall Islands
     Racer Shipping LLC                                 Marshall Islands
     Radiance Shipping LLC                              Marshall Islands
     Rain Shipping LLC                                  Marshall Islands
     Rhine Shipping LLC                                 Marshall Islands
     Rhone Shipping LLC                                 Marshall Islands
     Roanoke Shipping LLC                               Marshall Islands
     Rosetta Shipping LLC                               Marshall Islands
     Ruby Shipping LLC                                  Marshall Islands
     Sabine Shipping LLC                                Marshall Islands
     Sacramento Shipping LLC                            Marshall Islands
     San Jacinto Shipping LLC                           Marshall Islands
     Saone Shipping LLC                                 Marshall Islands
     Seine Shipping LLC                                 Marshall Islands
     Settebello Shipping LLC                            Liberia
     Severn Shipping LLC                                Marshall Islands
     Shannon Shipping LLC                               Delaware, USA

     COMPANY                                            JURISDICTION
     -------                                            ------------
     Shannon Shipping LLC                               Marshall Islands
     Somjin Shipping LLC                                Marshall Islands
     Soyang Shipping LLC                                Marshall Islands
     Tamar Shipping LLC                                 Marshall Islands
     Tandjung Ayu Shipping LLC                          Marshall Islands
     Tevere Shipping LLC                                Marshall Islands
     Thames Shipping LLC                                Marshall Islands
     Tiber Shipping LLC                                 Marshall Islands
     Trent Shipping LLC                                 Marshall Islands
     Trinity Shipping LLC                               Marshall Islands
     UBC Chartering Ltd.                                Liberia
     Volga Shipping LLC                                 Marshall Islands

                                                                         ANNEX A


                                   DEFINITION

     "Credit Agreements" means the secured reducing revolving credit facility in the original amount of $348 million by Den Norske Bank, ASA and the banks and financial institutions identified therein as lenders, dated as of July 27, 2001; the secured term loan facility in the original amount of $40 million by Deutsche Schiffsbank Aktiengesellschaft and the banks and financial institutions identified therein, dated as of September 7, 2001; the secured term loan facility in the original amount of $44 million by ING Bank NV and the banks and financial institutions identified therein, dated as of December 13, 2001; the amended and restated secured reducing revolving credit facility in the original amount of $245 million by Nordea Bank Finland PLC and the banks and financial institutions identified therein as lenders, dated as of March 14, 2003; the senior secured term loan in the original amount of $64.8 million by ING Bank NV and the banks and financial institutions identified therein as lenders, dated as of June 10, 2003; the senior secured loan facility in the original amount of $34.475 million by Nordea Bank Finland PLC and the banks and financial institutions identified therein as lenders, dated as of August 11, 2003; the secured term loan facility in the original amount of $34.3 million by Deutsche Schiffsbank Aktiengesellschaft and the banks and financial institutions identified therein, dated as of August 12, 2003; the senior secured term loan facility in the original amount of $50.4 million by Societe Generale and the banks and financial institutions identified therein as lenders, dated December 8, 2003; the senior secured term loan facility in the original amount of $24 million by NIB Capital Bank NV, dated December 18, 2003; and the senior secured term loan facility in the original amount of up to $70.828 million by ING Bank NV and the banks and financial institutions identified therein, dated as of May 27, 2004.

                                                                       EXHIBIT A


                            FORM OF LOCK-UP AGREEMENT

                                 OMI CORPORATION

                                LOCK-UP AGREEMENT

                                  JUNE 24, 2004

     Goldman, Sachs & Co.
        As representatives of the several underwriters named in the Underwriting Agreement
     85 Broad Street

     New York, NY 10004

         Re:  OMI Corporation - LOCK-UP AGREEMENT

     Ladies and Gentlemen:

         The undersigned understands that the underwriters propose to enter into an Underwriting Agreement with OMI Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Company"), providing for the sale of the Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date hereof, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) if the undersigned is a corporation, the undersigned may transfer the Undersigned's Shares to any of its subsidiaries or affiliates; provided, in each case, that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) pursuant to an effective sales plan under Rule 10b5-1 of the Securities Exchange Act of 1934 that is existing on the date hereof, or (v) with the prior written consent of Goldman, Sachs & Co. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. No other person now has, or at any time during the duration of this Lock-Up Agreement will have, the right to cause a sale or other disposition of any of the Undersigned's Shares other than in connection with any rights held by the Company pursuant to the instruments evidencing the grant or sale of the Shares to the Undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                  Very truly yours,

                                  ----------------------------------------------
                                  Exact Name of Shareholder or Executive Officer

                                  ----------------------------------------------
                                  Authorized Signature

                                  ----------------------------------------------
                                  Title


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